UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 15, 2016 (July 11, 2016)

Teladoc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2 Manhattanville Road, Suite 203

Purchase, New York 10577

(Address of principal executive offices)

(Zip Code)

(203) 635-2022

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

TERM LOAN FACILITY

On July 11, 2016, Teladoc, Inc. and its subsidiaries (the “Company”) entered a Joinder and Third Loan Modification Agreement to that certain Amended and Restated Loan and Security Agreement dated as of May 2, 2014 (“Loan Agreement”) with Silicon Valley Bank (“SVB”) that provides for a 2016 Mezzanine Term Loan Facility (the “Amended Term Loan Facility”).  Under the Amended Term Loan Facility, the Company borrowed $25.0 million.  Interest payments are payable monthly in arrears.  The Amended Term Loan Facility carries interest at a rate of 6.25% above the prime rate per annum and the prime rate has a floor of 3.5%.  The monthly payments consist of interest-only on the Amended Term Loan Facility and will commence in August 2016 and continue for 36 months.  The principal is payable in full on July 11, 2019 (the “Maturity Date”).

The Company may elect to prepay the Amended Term Loan Facility prior to the Maturity Date subject to a prepayment fee equal to 3.00% of the then-outstanding principal balance of the Amended Term Loan Facility if the prepayment occurs within one year of the funding date of the Amended Term Loan Facility, and 1.50% of the then-outstanding principal balance of the Amended Term Loan Facility if the prepayment occurs during the second year following the funding date of the Amended Term Loan Facility.

The Amended Term Loan Facility contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on the lenders’ security interest over the collateral, a material adverse change, the occurrence of a default under certain other agreements entered into by Company, the rendering of certain types of judgments against the Company, the revocation of certain government approvals of the Company, violation of covenants, and incorrectness of representations and warranties in any material respect.  Upon the occurrence of an event of default, subject to specified cure periods, all amounts owed by the Company would begin to bear interest at a rate that is 5.00% above the rate effective immediately before the event of default, and may be declared immediately due and payable by the lenders.

The Amended Term Loan Facility is collateralized by all of the Company’s assets. The Amended Term Loan Facility also contains certain restrictive covenants that limit the Company’s ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements.

In connection with entry into the Amended Term Loan Facility, the Company granted two affiliates of SVB warrants to purchase an aggregate of 798,694 shares of common stock of the Company at an exercise price of $13.50 per share (the “Warrants”).  The Warrants are immediately exercisable and have a 10‑year term.  The Warrant holders also have the right to net exercise the Warrants for shares of the Company’s common stock.

Proceeds from the Amended Term Loan Facility have been used to repay in full the prior term loans under the Loan Agreement, and will be used to fund the expansion of the Company’s business and for general corporate purposes.

LINE OF CREDIT FACILITY

On July 11, 2016, the Company and its subsidiaries entered into a three-year revolving credit agreement with SVB (the “Credit Facility”), which provides for available borrowings of up to $25 million.  The Credit Facility has an accordion feature that will allow the Company to increase borrowing capacity to $50 million subject to receipt of lender commitments.  The Credit Facility lenders were granted a first-priority lien on all of the Company’s assets.  The credit facility also includes a sub-facility for up to $5 million of letters of credit.

Availability of borrowings by the Company under the Credit Facility are subject to a borrowing base consisting of the sum of (i) up to 80% of eligible accounts receivable and (ii) 300% of the Company’s monthly recurring revenue multiplied by a percentage based on a customer retention rate.  Available borrowings under the credit facility will fluctuate, and these fluctuations could be material.

Advances under the Credit Facility will accrue interest at a per annum floating rate equal to 0.5% plus the greater of (i) the Wall Street Journal prime rate, (ii) the Federal Funds Rate plus 0.5%, or (iii) 3.5%.  Interest is due monthly, and all unpaid principal and accrued but unpaid interest is due upon maturity.

Under the Credit Facility, the Company is also required to comply with financial covenants to maintain a minimum EBITDA (maximum loss) for the trailing three month period according to the following schedule:

Three Month Period Ending	Minimum Consolidated Adjusted EBITDA
June 30, 2016	$(15,000,000)
September 30, 2016	$(15,500,000)
December 31, 2016	$(12,000,000)
March 31, 2017	$(7,500,000)
June 30, 2017	$(6,000,000)
September 30, 2017	$(2,000,000)
December 31, 2017	$(500,000)
March 31, 2018	$1,000,000
June 30, 2018	$2,500,000
September 30, 2018	$3,000,000
December 31, 2018	$3,500,000
March 31, 2019	$4,000,000
June 30, 2019	$4,000,000

The Company may elect to prepay the Credit Facility prior to the Maturity Date subject to a prepayment fee equal to 3.00% if the prepayment occurs within one year of the loan commitment date of the Credit Facility, and 1.50% if the prepayment occurs during the second year following the loan commitment date of the Credit Facility.

The Credit Facility contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on the lenders’ security interest over the collateral, a material adverse change, the occurrence of a default under certain other agreements entered into by Company, the rendering of certain types of judgments against the Company, the revocation of certain government approvals of the Company, violation of covenants, and incorrectness of representations and warranties in any material respect.  Upon the occurrence of an event of default, subject to specified cure periods, all amounts owed by the Company would begin to bear interest at a rate that is 2.00% above the rate effective immediately before the event of default, and may be declared immediately due and payable by the lenders.

The Credit Facility also contains certain restrictive covenants that limit the Company’s ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements.

The description set forth above in this Item 1.01 is qualified in its entirety by the Amended Term Loan Facility, the Loan Agreement, the Warrants and the Credit Facility, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, Exhibit 4.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

The Company relied on the exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Section 4(a)(2) of the Securities Act, for the issuance of the Warrants and the shares of common stock issuable pursuant to such Warrants (the “Warrant Shares”).  Each holder of the Warrants represented that it is an “accredited investor” as defined in Regulation D of the Securities Act. The Warrants and the Warrant Shares have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without either being first registered or otherwise exempt from registration in any further resale or disposition.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure.

On July 12, 2016, the Company issued a press release announcing the Amendment.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended or under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
4.1	Warrant to Purchase Common Stock dated July 11, 2016.
4.2	Warrant to Purchase Common Stock dated July 11, 2016.
10.1

Joinder and Third Loan Modification Agreement dated as of July 11, 2016 to Amended and Restated Loan and Security Agreement dated as of May 2, 2014, as amended, among the Company, its subsidiaries, SVB and the lenders party thereto.

10.2	Amended and Restated Loan and Security Agreement among the Company, its subsidiaries, SVB and the lenders party thereto dated as of May 2, 2014.
10.3	Credit Agreement dated as of July 11, 2016 among the Company, its subsidiaries, SVB and the lenders party thereto.
99.1	Press Release dated July 12, 2016.*

*     Furnished as part of this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teladoc, Inc.

Date: July 15, 2016	By: /s/ Adam C. Vandervoort
Adam C. Vandervoort
Chief Legal Officer and Secretary

EXHIBIT INDEX

Number	Exhibit
4.1	Warrant to Purchase Common Stock dated July 11, 2016.
4.2	Warrant to Purchase Common Stock dated July 11, 2016.
10.1

Joinder and Third Loan Modification Agreement dated as of July 11, 2016 to Amended and Restated Loan and Security Agreement dated as of May 2, 2014, as amended, among the Company, its subsidiaries, SVB and the lenders party thereto.

10.2	Amended and Restated Loan and Security Agreement among the Company, its subsidiaries, SVB and the lenders party thereto dated as of May 2, 2014.
10.3	Credit Agreement dated as of July 11, 2016 among the Company, its subsidiaries, SVB and the lenders party thereto.
99.1	Press Release dated July 12, 2016.*

*     Furnished as part of this Current Report on Form 8-K.